Exhibit 4.1

(Real Estate Mortgage)

PUGET SOUND ENERGY, INC.

TO

U.S. BANK NATIONAL ASSOCIATION,

Trustee

_______________

Eighty-Fifth Supplemental Indenture

Dated as of April 27, 2007

_______________

Relating to First Mortgage Bonds

_______________

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

_______________

(NOT PART OF INDENTURE)

THIS EIGHTY-FIFTH SUPPLEMENTAL INDENTURE, made as of the 27th day of April, 2007, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city of New York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH:  that

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November l, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein:

Supplemental Indenture	Dated as of
Forty-Seventh Supplemental Indenture	February 1, 1961
Forty-Eighth Supplemental Indenture	November 1, 1963
Forty-Ninth Supplemental Indenture	May 1, 1964
Fiftieth Supplemental Indenture	January 1, 1966
Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eighth Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005
Eighty-Second Supplemental Indenture	April 27, 2005
Eighty-Third Supplemental Indenture	April 28, 2006
Eighty-Fourth Supplemental Indenture	September 1, 2006

all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
Two Hundred Million Dollars ($200,000,000)	First Mortgage Bonds, Pledged Series A due June 15, 2018
One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Fifty Million Dollars ($150,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2009
Two Hundred Twenty-Five Million Dollars ($225,000,000)	First Mortgage Bonds, Pledged Series B due February 22, 2010
Twenty-Five Million Dollars ($25,000,000)	First Mortgage Bonds, Pledged Series B due September 8, 2008
Two Hundred Sixty Million Dollars ($260,000,000)	First Mortgage Bonds, Pledged Series C, due February 1, 2011
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	5% First Mortgage Bonds, Pledged Series C due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	5.10% First Mortgage Bonds, Pledged Series C due March 1, 2031
One Hundred Fifty Million Dollars ($150,000,000)	3.363% Pledged First Mortgage Bonds due June 1, 2008
Two Hundred Fifty Million Dollars ($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035
One Hundred Fifty Million Dollars ($150,000,000)	5.197% Pledged First Mortgage Bonds due October 1, 2015
Three Hundred Million Dollars ($300,000,000)	6.274% Pledged First Mortgage Bonds due March 15, 2037

which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and

WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and

WHEREAS, the Company has entered into an Indenture (the “Debenture Indenture”) dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the “Debenture Indenture Trustee”) pursuant to which the Company proposes to issue from time to time its Senior Notes (the “Senior Notes”) and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and

WHEREAS, the Company desires to execute and deliver this Eighty-Fifth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.

NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.

IN KING COUNTY, WASHINGTON:
Section:	30
Township:	24 North
Range:	8 East, W.M.
Description:
That portion of the north half of Section 30, Township 24 North, Range 8 East, W.M, King County, Washington, within a 60 foot strip, lying 30 feet on each side of the following described centerline;

Commencing at the southwest corner of said Section 30;

THENCE N 01°19'03" E, 2,646.39 feet to the west quarter corner of said section;

THENCE N 74°59'21" E, 3082.44 feet more or less to the intersection of the centerline of S.E. 69th Street, (also known as County Road No. 947) per Quit Claim Deed, dated April 15, 1912, recorded in Volume 814, Page 605, of Quit Claim Deeds, Recording No. 819404, Records of King County, Washington, with the westerly right-of-way margin of State Route 202, AND the TRUE POINT OF BEGINNING;

THENCE along said centerline of S.E. 69th Street the following courses:

Northerly 34.93 feet along the arc of a non-tangent curve to the left, having a radius of 573.14 feet, the radius point of which bears S 45°55'16" W, through a central angle of 3°29'30" to a point of tangency;

N 47°34'14" W, 561.97 feet to a point of curvature;

Northerly 47.81 feet along the arc of a tangent curve to the right, having a radius of 35.81 feet through a central angle of 76°30'00" to a point of tangency;

N 28°55'46" E, 31.53 feet more or less to the southerly line of ordinary high water of the Snoqualmie River AND the terminus of this centerline description.

The sidelines of said 60 foot wide strip shall be extended or shortened to terminate at said westerly margin of State Route 202 and said southerly line of ordinary high water of Snoqualmie River.
Deed From:	Puget Western, Inc.
Deed Records Auditors File No.:	20060126000722
Assessor's Tax Parcel ID#:	30-24-08-1111

IN KING COUNTY, WASHINGTON:
Section:	16
Township:	26 North
Range:	5 East, W.M.
Description:
Tract A, Kingsgate Vista, according to the plat thereof recorded in Volume 107 of Plats, pages 52 and 53, in King County, Washington.

SUBJECT TO:  Easements, restrictions, reservations, covenants and agreements.

Deed From:	Mac Land, Inc
Deed Records Auditors File No.:	20061017000451
Assessor's Tax Parcel ID#:	387648-0360-03

IN KITTITAS COUNTY, WASHINGTON:
Section:	20,21,22,27,28,29 and 33
Township:	18 North
Range:	21 East, W.M.
Description:
All of Sections 33, 29, 28, 27, 20, 21, and 22.

The south half of Section 15.

The south half of Section 17.

All in Township 18 North, Range 21 East, W. M., in the County of Kittitas, State of Washington.

All of Fractional Section 4.

All that portion of Section 9, lying North of the North right of way line of State Highway No. 7

The Northeast quarter of Section 3, and the Northeast quarter of the Northwest quarter of Section 3.

All in Township 17 North, Range 21 East, W.M., Kittitas County, State of Washington.

RESERVING unto the Grantors from the above described land, all oil, gas, petroleum, asphaltum and other hydrocarbon substances and other minerals and mineral rights of every kind and character whether similar to those herein specified or not, within or underlying, or which may be produced from the above described land which lies below the present surface of said land, it being expressly understood and agreed that said Grantors, their respective heirs, successors and assigns, shall have a limited right to enter upon the surface of said land, or to use said land for the purposes as stated in that certain Limited Waiver of Rights of even date herewith between Grantors and Grantee and recorded concurrently herewith.

Deed From:	American Minerals and Land Corporation and Land Development and Promotion Services, Inc.
Deed Records Auditors File No.:	200509300085
Assessor's Tax Parcel ID#:
18-21-33000-0001, 18-21-29000-0001, 18-21-29000-0002, 18-21-28000-0001, 18-21-27000-0001, 18-21-20000-0001, 18-21-21000-0001, 18-21-22000-0001, 18-21-20000-0001 (New P395234), 18-21-22000-0001 (New  P415234), 17-21-04000-0001, 17-21-04000-0005, 17-21-04000-0007, 17-21-04000-0009, 17-21-09000-0001, 17-21-09000-0006, 17-21-09000-0008, 17-21-09000-0010, 17-21-03000-0002

IN KITTITAS COUNTY, WASHINGTON:
Section:	14 and 23
Township:	17 North
Range:	20 East, W.M.
Description:
That portion of the Southeast quarter of the Southwest quarter of Section 14 and the Northeast quarter of the Northwest quarter of Section 23, Township 17 North, Range 20 East, W.M., Kittitas County, State of Washington, which is bounded by a line described as follows:

Commencing at the Southeast corner of said Southeast quarter of the Southwest quarter of said Section 14 reference bearing South 89°32'00" East along the South boundary line of said Southwest quarter; thence South 81°11'46" West 430.49 feet to the true point of beginning of said line and to the beginning of a curve concave to the Southwest having a radius of 1965.00 feet and a radius bearing South 31°07'06" West; thence Northwest, along said curve 344.39 feet, more or less, through a central angle of 10°02'30" to the East right-of-way boundary line of Stevens Road; thence North 19°21'37" East, along said East right-of-way boundary line of Stevens Road, 20.12 feet to the beginning of a curve to the right; thence Northeast, along said curve to the right, 229.99 feet, through a central angle of 12°18'56"; thence South 75°41'05" East 275.20 feet; thence South 11°34'11" West 315.81 feet, more or less, to the true point of beginning and terminus of said line.

Deed From:	Charles W. Hopper and Betty J. Hopper, husband and wife
Deed Records Auditors File No.:	200508300069
Assessor's Tax Parcel ID#:	17-20-14030-0007

EXCEPTIONS
1.	Real property taxes not yet-due and payable.
2.	LIABILITY, TO ASSESSMENTS levied by Kittitas Reclamation District.
3.	FUTURE LIABILITY, TO ASSESSMENTS levied by Kittitas Reclamation District.
4.	MEMORANDUM OF OPTION AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
Between:	Charles and Betty Hopper
And:	Zilkha Renewable Energy, LLC,
Recorded:	December 30, 2003
Recording Number:	200312300003

5.	MEMORANDUM OF OPTION AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
Between:	Charles W. Hopper and Betty J. Hopper, husband and wife
And:	Wind Ridge Power Partners, LLC
Recorded:	October 29, 2004
Recording Number:	200410290019

6.	ASSIGNMENT AND CONTRIBUTIONS AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
Between:	Zilkha Renewable Energy, LLC
And:	Wind Ridge Project Partners, LLC
Recorded:	May 13, 2005
Recording Number:	200505130001

7.	LEASE OPTION AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
Between:	Howard F. Clerf and Vivian Clerf, husband and wife, and Helen Jeanne Clerf, a single woman
And:	W.E. Mays and Associates
Recorded:	August 15, 1988
Recording Number:	514640
Lease Option Amendment(s) and/or modification(s):
Recorded:	October 5, 1988
Recording number(s):	516019
LEASE OPTION ASSIGNMENT OF BENEFICIAL INTEREST:
Assignee:	Meridian Oil Company
Dated:	August 15, 1988
Recorded:	January 4, 1999
Recording No.:	517885

8.	RESERVATIONS AND EXCEPTIONS, including the terms and conditions thereof:
Reserving:	Minerals
Reserved by:	Helen Jean Clerf
Recorded:	May 2, 1975
Recording No.:	386622

9.	RESERVATIONS AND EXCEPTIONS, including terms and conditions thereof:
Reserving:	Minerals
Reserved by:	Howard F. Clerf and Vivian Clerf
Recorded:	September 14, 1982
Recording No.:	464380

10.	RESERVATIONS AND EXCEPTIONS, including terms and conditions thereof:
Reserving:	Minerals
Reserved by:	Howard F. Clerf and Vivian Clerf
Recorded:	February 14, 1984
Recording No.:	477243

11.	A RECORD OF SURVEY and any and all matters relating thereto and disclosed thereby:
Recorded:	January 7, 2005
Recording No.:	200501070009
Book:	30
Page.:	219

12.	TERMS AND CONDITIONS OF AMENDATORY CONTRACT:
Between:	United States of America
And:	Kittitas Reclamation District
Dated:	January 20, 1949
Recording no.:	208267

13.	PENDENCY OF YAKIMA COUNTY SUPERIOR COURT CAUSE NUMBER
77-2-01484-5, State of Washington Department of Ecology, plaintiff v. James J. Acquavella, et al, defendants; notice of which is given by Lis Pendens recorded on October 14, 1977 under Auditor's file number 417302 and by supplemental notice of Lis Pendens recorded on June 4, 1980 under Auditor's file number 442263; being an action for the determination of the rights to divert, withdraw, or otherwise make use of the surface waters of the Yakima River Drainage Basin, in accordance with the provisions of Chapters 90.03 and 90.44, Revised Code of Washington.

IN SKAGIT COUNTY, WASHINGTON:
Section:	11
Township:	35 North
Range:	8 East,W.M.
Description:
The West ½ of the Northeast ¼ of the Northwest ¼ of Section 11, Township 35 North, Range 8 East, W.M. (Also known as Parcel "A" of that Survey recorded April 2, 1991, in Volume 11 of Surveys, page 14, Auditor's File No. 9104020044, records of Skagit County, Washington.)  EXCEPT those portions thereof conveyed to Skagit County for road purposes by deeds recorded as Auditor's File Nos. 185508 (137D222) and 193867 (139D448) AND ALSO EXCEPT the existing as-built county road rights-of-way, if any, commonly known as the Baker Lake and Lake Shannon Roads.

SUBJECT TO:  Easements, restrictions, reservations, covenants and agreements.

Deed From:	Amber Enterprises, Inc.
Deed Records Auditors File No.:	200611090124
Assessor's Tax Parcel ID#:	P43777

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

ARTICLE ONE

             MISCELLANEOUS

SECTION 1.01

This Eighty-Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.

SECTION 1.02

The Trustee has accepted the amendment of the Indenture effected by this Eighty-Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Eighty-Fifth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 1.03

The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Eighty-Fifth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 1.04

This Eighty-Fifth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 1.05

Although this Eighty-Fifth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 27, 2007, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Eighty-Fifth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, all on April _26__, 2007, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By       /s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer

Attest:

    /s/ James D. Sant
James D. Sant
Assistant Treasurer

STATE OF WASHINGTON	)
) ss:
COUNTY OF KING	)

On this __26__ day of _April_________, 2007, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Donald E. Gaines, to me known to be the Vice President Finance and Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

__/s/ Corinne Scowcroft_________________
Notary Name:  Corinne Scowcroft
Notary Public in and for the State of
Washington__, residing at _Sammamish______.
My commission expires _12/30/2010_.

STATE OF WASHINGTON	)
) ss:
COUNTY OF KING	)

On this __26__ day of _April_________, 2007, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James D. Sant, to me known to be the Assistant Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

__/s/ Corinne Scowcroft_________________
Notary Name:  Corinne Scowcroft
Notary Public in and for the State of
Washington__, residing at _Sammamish______.
My commission expires _12/30/2010_.